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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 18, 2004


                         SYNOVIS LIFE TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

                        State of Incorporation: Minnesota
                 I.R.S. Employer Identification No.: 41-1526554

         Address of principal executive offices: 2575 University Ave. W.
                                                 St. Paul, Minnesota 55114

                        Telephone Number: (651) 603-3700

               ---------------------------------------------------







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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

On August 18, 2004, Synovis Life Technologies, Inc. (Synovis) issued a press release announcing its earnings for the third fiscal quarter ended July 31, 2004.

Third-quarter consolidated net revenue was $15.1 million compared to $15.3 million in the same period last year, a 1 percent decrease and a 10 percent sequential increase over the second quarter of fiscal 2004. Operating income was $194,000, after expensing $133,000 related to terminated acquisition activity, versus $2.2 million in the prior-year quarter. The operating income decrease for the quarter was driven by a $1.2 million decrease in interventional business operating income. The company reported net income of $187,000, or two cents per diluted share, versus $1.5 million or $0.14 per diluted share, in the third quarter of fiscal 2003.

In the first nine months of fiscal 2004, consolidated net revenue was $40.4 million compared to $43.0 million in the same period last year. Operating income was $1.4 million compared to $5.3 million in the year-ago period, with the reduction primarily due to a $3.0 million operating income decrease in the interventional business. Consolidated net income declined to $1.1 million, or nine cents per diluted share in the first nine months of fiscal 2004 from $3.5 million or $0.34 cents per diluted share in the first nine months of fiscal 2003.

SURGICAL BUSINESS

Surgical business revenue rose 5 percent in the third quarter to $7.0 million from $6.6 million in the year-ago period. The business produced $623,000 in operating income, after deducting $133,000 of expense associated with the terminated acquisition and $20,000 in legal expense related to the recently filed lawsuits. Operating income of the Surgical business prior to these expenses were $776,000, compared to $1.4 million in the same period last year. The Surgical business gross margin was 60.4 percent in the quarter, down 5.2 points from the year-earlier levels due to planned higher production and overhead rates associated with fiscal 2004 manufacturing activities and lower utilization of manufacturing resources due to volume. Peri-Strips(R), the company's staple line buttress and the leading surgical product, generated $3.2 million in third-quarter revenue, essentially flat with the year-ago period, but up 15 percent sequentially over the $2.8 million of the second quarter of this fiscal year. Year-to-date, Peri-Strips sales were up 5 percent over the first nine months of fiscal 2003.

INTERVENTIONAL BUSINESS

Interventional business revenue was $8.2 million in the fiscal 2004 third quarter, down 5 percent from $8.7 million in the same period last year, but up 15 percent sequentially over the $7.1 million in the second quarter of this fiscal year. In this quarter, the operating loss was $429,000, versus operating income of $790,000 in the prior-year quarter. The third-quarter gross margin was
16.5 percent versus 28 percent in the prior-year quarter. Applied overhead per labor hour increased substantially as a result of lower-than-expected revenue and labor hours, reducing gross margins. Third-quarter revenue at Synovis
Caribe in Puerto Rico increased sixfold to $1.6 million as production transfers continue. Precision Engineering revenue rose to $763,000, a 33 percent increase from $572,000 in the prior-year quarter.



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TERMINATED ACQUISITION ACTIVITY

In the third quarter, Synovis recorded expenses totaling $133,000 incurred from March until July, related to the company's consideration of a significant acquisition. For a variety of reasons the acquisition process was terminated. Cash, cash equivalents and short-term investments totaled $41.0 million as of the end of the third quarter. Cash provided by operations was $1.4 million in the third quarter and $1.1 million year to date. The company invested $1.4 million in capital expenditures in the third quarter and has invested $4.6 million year to date.



SYNOVIS LIFE TECHNOLOGIES, INC.

Condensed Consolidated Results of Operations (unaudited)
(In thousands, except per share data)

                                        Three Months Ended      Nine Months Ended
                                              July 31                 July 31
                                         2004        2003         2004       2003
                                         ----        ----         ----       ----
Net revenue                           $ 15,145    $ 15,279     $ 40,407    $ 43,046
Cost of revenue                          9,593       8,551       23,592      24,309
Gross margin                             5,552       6,728       16,815      18,737
Gross margin percentage                    37%         44%          42%         44%
Selling, general and
administrative                           4,076       3,604       12,324      10,585
Research and development                 1,129         903        2,933       2,817
Other operating expenses                   153          --          153          --
Operating income                           194       2,221        1,405       5,335
Interest, net                               86          (2)         211          (3)
Income before provision for
income taxes                               280       2,219        1,616       5,332

Provision for income taxes                  93         756          527       1,829

Net income                            $    187    $  1,463     $  1,089    $  3,503

Basic earnings per share              $   0.02    $   0.15     $   0.09    $   0.36
Diluted earnings per share            $   0.02    $   0.14     $   0.09    $   0.34


Weighted average basic shares
    outstanding                         11,532       9,820       11,496       9,707
Weighted average diluted shares
    outstanding                         11,876      10,519       12,002      10,308




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Business Segment Information (unaudited)
(In thousands)

                                               Three Months Ended                   Nine Months Ended
                                                    July 31                              July 31
                                              2004             2003             2004                2003
                                              ----             ----             ----                ----
Net revenue
    Surgical business                     $   6,950          $ 6,608          $20,250            $  19,004
    Interventional business                   8,195            8,671           20,157               24,042
                                          ---------          -------          -------            ---------
    Total                                 $  15,145          $15,279          $40,407            $  43,046

Gross margin
    Surgical business                     $   4,200          $ 4,332          $12,903            $  12,290
    Interventional business                   1,352            2,396            3,912                6,447
                                          ---------          -------          -------            ---------
    Total                                     5,552          $ 6,728          $16,815            $  18,737

Gross margin percentage
    Surgical business                           60%              66%              64%                  65%
    Interventional business                     16%              28%              19%                  27%
    Total                                       37%              44%              42%                  44%

Operating income
    Surgical business                     $     623          $ 1,431          $ 2,692            $   3,633
    Interventional business                    (429)             790           (1,287)               1,702
                                          ---------          -------          -------            ---------
    Total                                 $     194          $ 2,221          $ 1,405            $   5,335




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Condensed Consolidated Balance Sheets (unaudited)
As of July 31, 2004, and October 31, 2003
(in thousands, except share and per share data)

                                                                               July 31,                 October 31,
                                                                                 2004                      2003
                                                                           ------------------        -----------------
ASSETS
Current assets:
Cash and cash equivalents                                                      $     14,015              $    44,102
Short-term investments                                                               26,959                       --
Accounts receivable, net                                                              7,748                    6,541
Inventories                                                                          10,458                   10,849
Other                                                                                 2,286                    1,891
                                                                               ------------              -----------
    Total current assets                                                             61,466                   63,383


Property, plant and equipment, net                                                   13,391                   10,559
Goodwill and other intangible assets, net                                             6,873                    6,892
Other                                                                                    11                       11
                                                                               ------------              -----------
    Total assets                                                               $     81,741              $    80,845
                                                                               ============              ===========


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses                                          $      4,997              $     5,903
Current maturities of long-term obligations                                              77                      281
                                                                               ------------              -----------
    Total current liabilities                                                         5,074                    6,184

Long-term obligations and deferred income taxes                                         559                      599
                                                                               ------------              -----------

    Total liabilities                                                                 5,633                    6,783
                                                                               ------------              -----------


Shareholders' equity:
Preferred stock: authorized 5,000,000 shares of $.01 par
     value; none issued or outstanding at both dates                                    --                       --
Common stock: authorized 20,000,000 shares of $.01 par value;
     issued and outstanding, 11,540,539 and 11,435,638
     at July 31, 2004 and October 31, 2003, respectively                                115                      114
Additional paid-in capital                                                           70,912                   69,956
Retained earnings                                                                     5,081                    3,992
                                                                               ------------              -----------
    Total shareholders' equity                                                       76,108                   74,062
                                                                               ------------              -----------
    Total liabilities and shareholders' equity                                 $     81,741              $    80,845
                                                                               ============              ===========






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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits.

          (99.1) Synovis Life Technologies, Inc. News Release dated August 18,
                 2004.


ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 18, 2004, Synovis Life Technologies, Inc. (Synovis) issued a press release announcing its earnings for the three and nine months ended July 31, 2004. A copy of the press release is attached hereto as Exhibit 99.1, and is furnished in accordance with Item 12 of Form 8-K. In accordance with General Instruction B.6 of Form 8-K, all of the information in this Item and the accompanying exhibit shall not be deemed to be "filed" for the purposes of
Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Synovis will also publish the press release, including the supplemental information contained therein, on its website at www.synovislife.com.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           SYNOVIS LIFE TECHNOLOGIES, INC.

                                           By: /s/ Connie L. Magnuson
                                               ---------------------------------
August 18, 2004                                Connie L. Magnuson
                                               Vice-President of Finance, Chief
                                               Financial Officer and Corporate
                                               Secretary